Exhibit 10.20

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) made this 23 day of February 2024, between Samsara Luggage, Inc., a Nevada corporation (“Buyer”), and Ilustrato Pictures International, Inc., a Nevada corporation (“Seller”).

WITNESSETH:

WHEREAS, Seller owns all the equity interests (collectively, the “Shares”) in the companies (the “Companies”) listed on Exhibit A;

WHEREAS, Buyer has agreed to purchase, and Seller has agreed to sell, the Shares.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

SALE OF SHARES

1.01 Sale. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement (the “Closing”), Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, good and marketable title to the Shares, free and clear of all pledges, hypothecations, mortgages, liens, encumbrances, options, claims, equities and obligations to other persons of every kind and character (collectively, “Liens”), except that the Shares will be “restricted securities” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Seller agrees to sell the Shares for an aggregate purchase price of 350,000,000 shares of common stock of Buyer (the “Consideration Shares”) which will be issued as 350,000 Series B Stock and further milestone payment/s should applicable performance targets referenced in Exhibit B be achieved.

1.02 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer the following:

(a) Certificates representing the Shares, duly endorsed by Seller, and all other documents, instruments and writings required or requested by Buyer evidencing the transfer of the Shares to Buyer;

(b) Board Resolutions of Seller authorizing the sale of the Shares as contemplated by this Agreement; and

(c) All other documents, instruments and writings required by this Agreement to be delivered by Seller at the Closing, all of the books of account and record of the Companies and any other documents or records relating to the businesses of the Companies.

1.03 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

(a) Certificates representing the Consideration Shares, or an irrevocable instruction letter to the transfer agent of Buyer with respect to the issuance of the Consideration Shares to Seller;

(b) Board Resolutions of Buyer authorizing the issuance of the Consideration Shares as contemplated by this Agreement; and

(c) All other documents, instruments and writings required by this Agreement to be delivered by Buyer at the Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrant to Buyer the following:

2.01 Organization. Seller is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

2.02 The Shares. The Shares represent 100% of the equity interests in the Companies on a fully diluted basis, other than with respect to Al Shola Al Modea Safety and Security LLC, in which the Shares represent a 51% owned by Seller. The Shares are fully paid and non-assessable, free of any Liens, except for restrictions on transfer imposed by federal and state securities laws. There are no outstanding subscriptions, pre-emptive rights, options, rights, warrants, convertible securities, or other agreements or commitments obligating Seller or any of the Companies to issue or to transfer any additional shares of its capital stock. None of the outstanding shares of any of the Companies are subject to any proxies, voting agreements, rights of first refusal or any other kind of stock restriction agreements. Seller is the record and beneficial owner of the Shares, holds the Shares free and clear of any Liens and has the absolute right to sell and transfer the Shares to Buyer as provided in this Agreement without the consent of any other person or entity. Upon transfer of the Shares to Buyer hereunder, Buyer will acquire good and marketable title to the Shares free and clear of any Lien, other than applicable securities laws.

2.03 Ability to Carry Out Obligations. Seller is fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform its covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by the Seller (and assuming due execution and delivery hereof and thereof by Buyer hereto and thereto), will constitute a valid and legally binding obligation of Seller, in each case enforceable against it of them in accordance with its terms. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or any other agreement or instrument to which any of the Companies or Seller is a party, or by which they or their assets may be bound, nor will any consents or authorizations of any party be required, (b) an event that would cause Seller or any of the Companies to be liable to any party, (c) an event that would result in the creation or imposition of any Lien on any asset of the Companies or upon the Shares, or (d) violate any law, statute, ordinance, regulation, judgment, order, injunction, decree or award of any court or governmental or quasi governmental agency against, or binding upon Seller and/or any of the Companies or upon any of their respective properties or assets.

2.04 Compliance with Laws. Neither Seller nor any of the Companies are (i) in violation of any judgment, order, injunction, award or decree which is binding on any of them or any of their assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him or it, or to his or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby. Each of the Companies has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation applicable to it. No consents of any third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, are required to be received by or on the part of any of the Companies or the Seller for the execution and delivery of this Agreement and the performance of their respective obligations hereunder.

2.05 Transfer Restrictions. Seller acknowledges that the Consideration Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated, or otherwise transferred (“Transfer”) only pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

2.06 Investment Intent. Seller is acquiring the Consideration Shares for its own account for investment, and not with a view toward distribution thereof.

2.07 Restrictions on Transferability. (a) Buyer is aware of the restrictions of transferability of the Consideration Shares and further understands the certificates shall bear the following legend.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) Buyer understands that the Consideration Shares may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of the Securities Act, and in the absence of such a registration statement or exemption, Buyer may have to hold the Consideration Shares indefinitely.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrant to Seller the following:

3.01 Organization. Buyer is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

3.02 The Consideration Shares. The Consideration Shares are fully paid and non-assessable, free of any Liens, except for restrictions on transfer imposed by federal and state securities laws.

3.03 Ability to Carry Out Obligations. Buyer is fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform its covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by Buyer (and assuming due execution and delivery hereof and thereof by Seller), will constitute a valid and legally binding obligation of Buyer, in each case enforceable against it of them in accordance with its terms. The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or any other agreement or instrument to which Buyer is a party, or by which its assets may be bound, nor will any consents or authorizations of any party be required, (b) an event that would cause Buyer to be liable to any party, (c) an event that would result in the creation or imposition of any Lien on any asset of Buyer or upon the Consideration Shares, or (d) violate any law, statute, ordinance, regulation, judgment, order, injunction, decree or award of any court or governmental or quasi-governmental agency against, or binding upon Buyer or upon any of its properties or assets.

3.04 Compliance with Laws. Buyer is not (i) in violation of any judgment, order, injunction, award or decree which is binding on it or any of its assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him or it, or to his or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby. No consents of any third parties, including, but not limited to, governmental or other regulatory agencies, federal, state, or municipal, are required to be received by or on the part of Buyer for the execution and delivery of this Agreement and the performance of its obligations hereunder.

ARTICLE IV

INDEMNIFICATION

4.01 Claims Against the Companies and Seller.

(a) The Companies and the Seller, jointly and severally, shall indemnify and hold Buyer harmless from and against any loss, damage, or expense (including reasonable attorneys’ fees) suffered by Buyer and caused by or arising out of any claim made against any of the Companies:

(i) for any foreign, federal, state or local tax of any kind arising out of or by reason of the existence or operations of a Company and/or Seller prior to the Closing, including, without limitation, any payroll taxes owed by a Company on account of compensation paid to any employee of the Company prior to such date;

(ii) in respect of any salary, bonus, wages, or other compensation of any kind owed by a Company to its employees for services rendered on or prior to the Closing;

(iii) for any damages to the environment caused by or arising out of any pollution resulting from or otherwise attributable to the operation of the business of a Company prior to the Closing;

(iv) in respect of any payable of the Company incurred prior to the Closing;

(v) in respect of any liability or indebtedness for borrowed money or otherwise incurred on or before the Closing, including, without limitation, with respect to the execution and performance of this Agreement; and

(vi) for expenses required to be borne by a Company and/or Seller under the provisions of this Agreement.

(b) Other Matters. The Companies and Seller, jointly and severally, shall also indemnify and hold Buyer harmless from and against any loss, damage or expense (including reasonable attorneys’ fees) suffered by Buyer and caused by or arising out of (i) any breach or default in the performance by a Company or Seller of any covenant or agreement of a Company or Seller contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by a Company or Seller herein or in any Exhibit, certificate or other instrument delivered by or on behalf of a Company and the Seller pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing.

4.02 Claims Against the Buyer. The Buyer shall indemnify and hold harmless the Seller and the Companies from and against all loss, damage or expense (including reasonable attorneys’ fees) suffered by the Seller or any of the Companies and caused by or arising out of (i) any breach or default in the performance by Buyer of any covenant or agreement of Buyer contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by Buyer herein or in any certificate or other instrument delivered by or on behalf of the Buyer pursuant hereto and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to the foregoing.

4.03 Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant, or agreement.

ARTICLE V

MISCELLANEOUS

5.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

5.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

5.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

5.04 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

5.05 Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant, or other provision of this Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

5.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and other electronic signatures will be acceptable to all parties.

5.07 Binding Effect. This Agreement shall inure to and be binding upon the successors and assigns of each of the parties to this Agreement.

5.08 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

5.09 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada applicable to agreements made and to be performed therein without giving effect to conflicts of law principles.

[Remainder of Page Intentionally Omitted; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

BUYER:

SAMSARA LUGGAGE, INC.

By:	/s/ John-Paul Backwell
	Name:	John-Paul Backwell
	Title:	CEO

SELLER:

ILUSTRATO PICTURES INTERNATIONAL, INC.

By:	/s/ Nicolas Link
	Name:	Nicolas Link
	Title:	CEO

Exhibit A

●	Firebug Mechanical Equipment LLC (Firebug Group – U.A.E.)

●	Georgia Fire & Rescue Supply LLC (Georgia Fire)

●	Bright Concept Detection and Protection System LLC (BCD Fire)

●	Bull Head Products Inc (Bull Head)

●	E-Raptor

●	The Vehicle Converters (TVC)

●	AL Shola Al Modea Safety and Security LLC (ASSS)

Exhibit B

Tranche	Timeframe and Conditions	Amount	Paid By	Paid To
1	Paid on closing	350,000,000 SAML Shares	SAML	ILUS
2	Within 30 days of Year End 2024 Audited Financials *Based on Year End 2024 Forecast being met - Revenue target: $ 20,000,000	Cash payment of $5,000,000 or SAML Restricted Shares to the equivalent value	SAML	ILUS
3	Within 30 days of Year End 2025 Audited Financials *Based on Year End 2025 Forecast being met - Revenue target: $ 32,000,000	Cash payment of $5,000,000 or SAML Restricted Shares to the equivalent value	SAML	ILUS

*	Payments for Tranches 2 and 3 are paid in proportion to the percentage of Revenue target achieved and capped at 100% of the Revenue target.